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                                  EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan and the Employee Stock Purchase Plan of Cerus Corporation of our report dated January 16, 1997 for the years ended December 31, 1995 and 1996 with respect to the financial statements of Cerus Corporation, included in its Registration Statement (Form S-1 333-11341), filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP
                                            ---------------------

                                            Ernst & Young LLP

     Walnut Creek, California
     May 13,1997





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